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Regulation S


                             SUBSCRIPTION AGREEMENT

Netword, Inc.
702 Russell Avenue
Third Floor
Gaithersburg, Maryland 20877

Ladies and Gentlemen:

                  1. Subscription. The undersigned ("Subscriber") hereby subscribes to purchase Units at the purchase price of $1.00 per Unit. Each Unit includes one share (a "Share") of common stock, par value $.01 ("Common Stock"), of Netword, Inc., a Delaware corporation (the "Company") and a warrant (a "Warrant") to purchase eight-tenths (.80) of one share of Common Stock at an exercise price of $1.25 per share. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares."

                  The Warrants will be exercisable immediately upon issuance and will expire on the earlier of the fifth anniversary of their issuance and 150 days after the Registration Statement (described below) becomes effective, subject to redemption by the Company, as described below. The number of Units subscribed for is set forth on the signature page hereof. Subscriber herewith delivers to the Company, Subscriber's check payable to the Company in U.S. dollars (the "Payment") for the Units subscribed for, in the amount equal to the product of U.S.$1.00 multiplied by the number of such Units.

                  2. Representations, Warranties and Covenants of Subscriber. Subscriber hereby represents, warrants and covenants to the Company that:

                  2.1 Subscriber has received and has fully read and considered the Company's Confidential Offering Memorandum, dated February 17, 1999 (the "Memorandum"), including, without limitation, the material set forth under "Risk Factors." Subscriber confirms that, except as set forth in the Memorandum, no representations or warranties have been made to Subscriber by the Company or its officers and directors, or any agent, employee or affiliate of any of them, and that in entering into this transaction Subscriber is not relying upon information regarding the Company other than that contained in the Memorandum. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Memorandum.

                  2.2 Subscriber is aware that the purchase of the Units is a speculative investment involving a high degree of risk and that there is no guarantee that Subscriber will recover its investment in the Units or realize any gain from such investment.

                  2.3 Subscriber (a) has sufficient liquid assets to pay the full purchase price for the Units, (b) has adequate means of providing for Subscriber's current and presently foreseeable



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future needs and possible personal contingencies, (c) has no present need for liquidity of Subscriber's investment in the Units, and (d) is able to bear the economic risks of the investment in the Units (i.e., Subscriber can afford a complete loss).

                  2.4 Subscriber is not a "U.S. Person" as defined by Rule 902 of Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act.

                  2.5 At the time the buy order for this transaction was originated, Subscriber was outside the United States.

                  2.6 No offer to purchase the Units was made to Subscriber in the United States.

                  2.7 Subscriber is not acquiring the Units for the account or benefit of a U.S. Person. Subscriber will not offer, distribute, resell or transfer the Shares, Warrants or Warrant Shares in the United States, or to a U.S. Person, or for the account or benefit of a U.S. Person, prior to the end of a one year period expiring on the first anniversary of such acquisition (the "Restricted Period"), unless such disposition is made pursuant to an (a) effective registration under the Securities Act, or (b) exemption from such registration, in each case in compliance with all applicable federal and state securities laws. Subscriber agrees that during the Restricted Period, in the absence of registration, offers and sales of the Shares, Warrants and Warrant Shares to non-U.S. Persons may be made outside the United States only in compliance with Rule 903 or Rule 904 of Regulation S and applicable foreign securities laws.

                  2.8 Subscriber agrees not to enter into any short sales or other hedging transactions such as option writing, equity swaps or other types of derivative transactions, with respect to the Shares, Warrants or Warrant Shares held by Subscriber.

                  2.9 Subscriber understands that the Units are being offered and sold to it in reliance on specific provisions of United States federal securities laws and foreign securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the applicability of such provisions.

                  2.10 Subscriber is not subscribing for the Units as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or general meeting.

                  2.11 Subscriber is making the investment in the Shares for Subscriber's own account and not for the account of others.



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                  2.12 Subscriber either personally has such knowledge and
experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment in the Shares and to make an informed investment decision with respect thereto, or, by virtue of consultation with or advice from a person or company who is not a promoter of the Company and who is a registered advisor or a registered dealer, is able to evaluate the proposed investment in the Shares.

                  2.12 Subscriber has had access to substantially the same information concerning the Company that a prospectus filed under the Ontario Securities Act would provide.

                  2.13 The aggregate acquisition cost of the Units subscribed for by Subscriber pursuant to this Subscription Agreement is equal to or greater than $150,000.

                  2.14 Subscriber is making a purchase of the Units concurrent with and subject to acceptance by the Company of his subscription for shares in an offering of 6,000,000 shares of Common Stock at a price of $0.1666 per share, made by the Company pursuant to a Confidential Private Placement Memorandum dated February 14, 1999.

                  3. Registration Rights. (a) Subject to completion of the Offering, the Company shall cause to be filed, on or prior to May 31, 1999, a registration statement in accordance with the applicable provisions of the Securities Act (the "Registration Statement"), to permit public resale in the United States of all of the Shares and purchase and resale of the Warrant Shares and other Common Stock included in the Offering or issuable upon exercise of Warrants included in the Offering, provided, that Subscriber furnishes to the Company the information required pursuant to paragraph (c) of this Section 3. The Company shall use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable; however, the Company makes no representation as to when, if ever, the Registration Statement will become effective.

              (b) The Company shall use its best efforts to keep the Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Shares and Warrant Shares, and to ensure that it conforms with the requirements of the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring on the earlier to occur of:
(i) the date when all Shares and Warrant Shares have been sold, and (ii) the first anniversary of the Closing, provided, that the Company will have the option of suspending the effectiveness of the Registration Statement for periods of up to an aggregate of 60 days in any calendar year if the Board of Directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Registration Statement at such time could reasonably be expected to have a material adverse effect on the Company or a pending corporate transaction of the Company.

              (c) Subscriber may not include any of its Shares or Warrant Shares in the Registration Statement unless and until Subscriber furnishes to the Company in writing, within 20 business days after receipt of a request therefor, the information specified in item 507 of


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Regulation S-K under the Securities Act for use in connection with the
Registration Statement or prospectus or preliminary prospectus included therein. Subscriber agrees to furnish promptly to the Company, for so long as the Registration Statement is effective, all information required to be disclosed in order to make the information previously furnished to the Company by Subscriber not materially misleading.

              (d) The Company and Subscriber, as applicable, further covenant and agree as follows:

              (i) Following the effective date of the Registration Statement, the Company shall furnish Subscriber such number of prospectuses as Subscriber shall reasonably request.

              (ii) The Company shall pay all costs, fees and expenses in connection with the preparation and filing of the Registration Statement, including, without limitation, the Company's legal and accounting fees and printing expenses. Subscriber shall pay its own legal expenses.

              (iii) The Company will take all action that may be required in qualifying or registering the Shares and Warrant Shares included in the Registration Statement for offering and sale under the securities or blue sky laws of up to 10 jurisdictions within the United States as are requested by the holders of 50% or more of the Shares included in the Registration Statement, provided, that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

              (iv) The Company and Subscriber shall enter into reasonable, customary and reciprocal agreements to indemnify and hold one another harmless in connection with the Registration Statement.

              4. Redemption of Warrant by the Company. The Company may redeem each Warrant at a price of $0.05 per Warrant Share (the "Redemption Price"), at its option, at any time after the first date on which the average closing bid prices for the shares of the Company's Common Stock in any inter-dealer quotation system on which the Common Stock has been the subject of both bid and ask quotations shall have exceeded $2.00 per share on ten consecutive trading days. From and after the date fixed for redemption by notice given pursuant to the provisions of the Warrant, the right to purchase Warrant Shares with respect to the redeemed portion of the Warrant shall cease, and the holder thereof shall be entitled to payment of the Redemption Price with respect to the portion of the Warrant so redeemed (and to receive a new Warrant with respect to the unredeemed portion of the Warrant) upon surrender of the Warrant to the Company.

              5. Legend. Subscriber hereby accepts and acknowledges that a legend, in substantially the following form, will be placed on the Shares, Warrants and Warrant Shares:



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     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
     AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE OR FOREIGN
     SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD IN THE UNITED STATES, OR TO A U.S. PERSON, OR TO OR FOR THE ACCOUNT OR BENEFIT OF
     A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) FOR A PERIOD OF ONE YEAR EXPIRING ON FEBRUARY , 2000, UNLESS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE HOLDER PROVIDES THE COMPANY WITH AN OPINION FROM COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING
     THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

              6. Miscellaneous

              6.1 All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, if to Subscriber, at the address set forth below Subscriber's signature on the signature page hereof, and if to the Company at 702 Russell Avenue, Third Floor, Gaithersburg, Maryland 20877, Attention: President, with a copy to Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, Attention: Russell Berman, Esq.

              6.2 This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and wholly performed in that state and without regard to the principles of conflicts of laws.

              6.3 This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement, which fully and completely expresses their agreement.

              6.4 This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing.

              6.5 This Subscription Agreement is not transferable or assignable by Subscriber. Subscriber agrees that the securities acquired pursuant hereto shall be transferred only in accordance with applicable federal, state and foreign laws.

              6.6 All references in this Subscription Agreement to "Subscriber" shall include all parties (other than the Company) who execute this Subscription Agreement. If Subscriber is a corporation, partnership, trust or two or more individuals purchasing jointly, Subscriber shall follow the specific instructions for the Certificate of Corporate, Partnership, Trust and Joint Purchases at page 7 hereof.



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              6.7 Acceptance of Subscription. Subscriber acknowledges that the subscription made hereby is not binding upon the Company until the Company accepts it. The Company has the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. If this subscription is rejected in whole, the Company shall return the Payment to Subscriber, without interest, and the Company and Subscriber shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, a proportionate amount of the Payment will be returned to Subscriber, without interest.

              7. Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              8. Severability. If any provision of this Subscription Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Subscription Agreement shall not be affected thereby.


                            [SIGNATURE PAGES FOLLOW]


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              IN WITNESS WHEREOF, this Subscription Agreement has been executed by Subscriber and by the Company on the respective dates set forth below.

              Print Name of Subscriber:
                                        ----------------------------------------
                                  Date:
                                        ----------------------------------------



----------------------------------
Signature of Individual Subscriber

----------------------------------
Print Name of Subscriber, if an entity


By:
   ---------------------------------          ----------------------------------
Signature of authorized signatory of          Print name and title of signatory
Subscriber which is an entity                 for any Subscriber which is an
                                              entity


----------------------------------
Social Security No. (for individuals)
Tax Identification No. (for entities)

                                           $
-------------------------------            -------------------------------------
Number of Units Purchased                  Payment Amount for Units Purchased
                                           (Number of Units multiplied by $1.00)


-------------------------------            -------------------------------------
Telephone No./ Facsimile No.               Street Address


                                           -------------------------------------
                                           City         State             Zip


                                           -------------------------------------
                                                 Country


Subscription Accepted by:

NETWORD, INC.


By:                                            Date:
   ---------------------------------                ----------------------------



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                SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE,
                     PARTNERSHIP, LIMITED LIABILITY COMPANY,
                           TRUST AND JOINT PURCHASERS

              If the subscriber is a corporation, partnership, limited liability company, trust, or other entity or joint purchaser, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

              I. Certificate. The subscriber must date and sign the Certificate below, and, if requested by the Company, the subscriber may also be required to provide an opinion of counsel to the same effect as this Certificate or a copy of (a) the corporation's articles of incorporation, bylaws and authorizing resolution, (b) the partnership agreement, (c) the limited liability company's certificate of formation or articles of organization, as applicable, and limited liability company agreement, operating agreement or similar agreement governing the rights and obligations of the members of the limited liability company, or
(d) the trust agreement, as applicable.

              II.     Subscription Agreement

                      A. Corporations. An authorized officer of the corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

                      B. Partnerships. An authorized partner must date, sign, and complete the Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

                      C. Limited Liability Companies. An authorized member or manager must date, sign, and complete the Subscription Agreement with information concerning the limited liability company. The member or manager should print the name of the limited liability company above his signature, and print his name and the word "member" or "manager" below his signature.

                      D. Trusts. In the case of a trust, the authorized trustee should date, sign, and complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

                      F. Joint Ownership. In all cases, each individual must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Units as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement Signature Page.


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                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
             LIMITED LIABILITY COMPANY, TRUST, AND JOINT SUBSCRIBERS

              If the subscriber is a corporation, partnership, limited liability company, trust, joint purchaser, or other entity, an authorized officer, partner, member, manager or trustee must complete, date, and sign this Certificate.



                                   CERTIFICATE

I hereby certify that:

                 (a) The subscriber has been duly formed and is validly existing and has full power and authority to invest in Netword, Inc.

                 (b) The Subscription Agreement has been duly and validly authorized, executed, and delivered by the subscriber and, upon acceptance by Netword, Inc., will constitute the valid, binding, and enforceable obligation of the subscriber.


Date:
     -------------           ---------------------------------------------------
                             Name of corporation, partnership, limited liability company, trust or joint purchasers (please print)



                             ---------------------------------------------------
                             Signature and title of authorized officer, partner, member, manager, trustee, or joint purchaser



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